Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter  / Annual 2017 Results

And 2018 Guidance

Wakefield, MA—February 13, 2018—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and year ended December 31, 2017.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“For the fourth quarter of 2017, FSP’s Funds from Operations or FFO totaled approximately $26.3 million or $0.25 per share. For full year 2017, FSP’s FFO totaled approximately $111.4 million or $1.04 per share. During the fourth quarter of 2017, FSP took advantage of a flattening yield curve and lengthened the average maturity of its debt stack as the Federal Reserve continued to move up shorter-term interest rates. In the process, the Company fixed interest rates on over 78% of its total debt while increasing its line of credit availability to about $522 million at December 31, 2017 from $220 million at December 31, 2016.  These actions culminated with the closing of our first ever private placement of senior notes on December 20, 2017, and moved our weighted average debt maturity to approximately 4.5 years from 2.6 years.  We estimate the weighted average interest rate on our debt will increase to 3.7% for 2018, assuming the effect of one Fed Fund rate increase in December 2017 and three anticipated Fed Fund rate increases in 2018, from a weighted average interest rate of approximately 3.0% in 2017.  As we begin 2018, our fixed rate debt as a percentage of total debt is 78%, which is up from  a weighted average of 59% in 2017.  While this balance sheet action and anticipated Fed Fund rate increases will result in estimated increased borrowing costs of about $7 million in 2018, it provides better matching of longer-term, fixed cost capital characteristics with the longer-lived office assets we now own. At the same time, this action helps to reduce rising interest rate risk and other potential capital market disruptions. Over the past several years, our portfolio transition efforts have resulted in positioning a significant portion of our office property square footage into more urban and infill locations resulting in about 78% of our portfolio now being located within our five core markets of Atlanta, Dallas, Denver, Houston and Minneapolis. As of year-end 2017, the Company’s portfolio of 34 office properties totaling approximately 9.8 million square feet was 89.7% leased, up from 88.7% leased as of the end of the third quarter 2017.  FSP leased more square footage in the last two quarters of 2017 than in any six month period in its history.

As 2018 begins, we are continuing to see the increased leasing momentum we experienced in the third and fourth quarters of 2017 and consequently are optimistic about the potential for improved occupancy during the course of the year. The energy sensitive markets of Houston and Denver that have struggled over the last few years now appear to be stabilizing. When combined with broader value-add opportunities at many of our recently acquired urban-infill properties, we believe these trends should contribute to more positive leasing outcomes in 2018 and 2019.

The transition of FSP’s property portfolio from a suburban to a primarily urban orientation has generally resulted in higher leasing costs per square foot in exchange for longer leases and higher rents. With the anticipation of continued strong leasing of vacant space during 2018, we believe our net operating income, or NOI, from existing properties will continue to increase.  While we can’t be sure what our leasing volume and leasing costs will be in 2018 and 2019, our objective is to reach 92% to 94% stabilized “occupancy” in our property portfolio. FSP is in a stronger financial position with more readily available liquidity than ever before to help it reach that objective.

At this time,  we are initiating our full year FFO guidance for 2018, which is estimated to be in the range of approximately $0.96 to $1.00 per basic and diluted share.  Compared to our 2017 FFO per share, we estimate an approximately $0.07 per share reduction will be a result of projected rising interest rates and the fourth quarter reset of our debt stack toward a higher percentage of longer-term, fixed rate debt and an additional approximately $0.02 per share reduction is a result of the sale of our East Baltimore property in the fourth quarter, the proceeds of which have not been reinvested in new property acquisitions.

We look forward to 2018 with confidence and optimism.”

Highlights

•

FFO was $26.3 million and $111.4 million or $0.25 and $1.04 per basic and diluted share for the fourth  quarter and year ended December 31, 2017, respectively.  We had a  Net Loss of $4.9 million and $15.9 million or $0.05 and $0.15 per basic and diluted share for the fourth quarter and year ended December 31, 2017, respectively.

•	Adjusted Funds From Operations (AFFO) was $0.12 per and $0.62 per basic and diluted share for the fourth quarter and year ended December 31, 2017, respectively.
•

On October 18, 2017, we recast our credit facility with Bank of America, N.A., as administrative agent, to, among other things, (i) increase the borrowing capacity of the revolving line of credit from $500 million to $600 million, (ii) extend the maturity date applicable to the revolving line of credit from October 29, 2018 to January 12, 2022 (with two optional six month extensions), (iii) extend the maturity date applicable to the term loan from September 27, 2021 to January 12, 2023, (iv) modify certain financial covenants, including a reset of minimum tangible net worth, and (v) increase the accordion feature from $350 million to $500 million.  Pricing on the borrowing spread decreased by five basis points for the revolving line of credit and by ten basis points for the term loan.  We also simultaneously amended our term loan with Bank of Montreal, as administrative agent, and our term loan with JPMorgan Chase Bank, N.A., as administrative agent, to conform the financial covenants and certain other provisions.  Additional information on these transactions can be found in a Current Report on Form 8-K that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on October 24, 2017.

•

On October 24, 2017, we entered into a note purchase agreement relating to a private placement of $200 million in an aggregate principal amount of unsecured senior notes, consisting of $116 million in aggregate principal amount of 3.99% Series A Senior Notes with a 7-year maturity and $84 million in aggregate principal amount of 4.26% Series B Senior Notes with a 10-year maturity.    On December 20, 2017, we closed the private placement and used the proceeds to reduce the outstanding balance on our revolving line of credit.  Additional information on this transaction can be found in a Current Report on Form 8-K that the Company filed with the SEC on October 24, 2017.

•	On October 25, 2017, Moody’s Investors Service assigned a Baa3 rating to our above-described $200 million unsecured senior notes and affirmed our issuer rating at Baa3 with a stable outlook.

Leasing and Development Update

•

Our directly owned real estate portfolio of 34 properties totaling approximately 9.8 million square feet was approximately 89.7% leased as of December 31, 2017, which was a 1.0% increase compared to September 30, 2017.    The increase was attributable to leasing achieved during the quarter.

•	During the year ended December 31, 2017, we leased approximately 1,471,000 square feet, of which approximately 460,000 square feet was with new tenants.
•

Fourth quarter 2017 leasing activity was the strongest of the year to date.  We leased approximately 535,000 square feet, of which approximately 253,000 square feet was with new tenants. In the second half of 2017, we leased a total of 995,000 square feet.

•

Weighted average annualized GAAP rent per square foot was approximately $28.87 as of December  31, 2017, compared to $27.92 as of December 31, 2016, $26.93 as of December 31, 2015, and $26.04 as of December 31, 2014.  We believe that the increase is attributable to the enhanced quality of our real estate portfolio and value creation derived from our recent acquisitions, dispositions and leasing.

•	Our project at 801 Marquette Avenue provides a contemporary, forward-looking experience in a vintage warehouse style office with modern systems and market leading amenities in the heart of the

Minneapolis CBD. The redevelopment of 801 Marquette has led to approximately 40 prospect tours representing in excess of 1.1 million square feet across all industries.  Over the past six months, we have been negotiating with potential tenants representing approximately 270,000 square feet. We expect Marquette to be substantially leased by year end 2018 and stabilized in the third quarter of 2019.

Acquisition and Disposition Update

•

On October 20, 2017, we sold a property located in Baltimore, Maryland that had been previously classified as an asset held for sale, and received approximately $31.6 million in net proceeds, which were used to reduce the outstanding balance on our revolving line of credit.

•	We continue to selectively evaluate potential non-core property dispositions when appropriate values/pricing are achieved.
•	We continue to evaluate new potential acquisition opportunities within our five core markets.

Dividend Update

On January 5, 2018, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended December 31, 2017 of $0.19 per share of common stock that was paid on February 8, 2018 to stockholders of record on January 19, 2018.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of December 31, 2017.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

FFO Guidance

We are initiating our full year FFO guidance for 2018, which is estimated to be in the range of approximately $0.96 to $1.00 per basic and diluted share, and for the first quarter of 2018, which is estimated to be in the range of approximately $0.22 to $0.24 per basic and diluted share.  We have initiated full year 2018 net income guidance in the range of $0.02 to $0.06 per basic and diluted share, and for the first quarter of 2018, we initiated net income (loss) guidance in the range of $(0.02) to $0.00 per basic and diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

A reconciliation of the guidance for net income (loss) per share to the guidance for FFO per share is provided as follows:

	Q1 2018 Range		Full Year 2018 Range
	Low	High	Low	High
Net income (loss) per share	$(0.02)	$0.00	$0.02	$0.06
GAAP loss from non-consolidated REITs	0.00	0.00	0.00	0.00
FFO from non-consolidated REITs	0.01	0.01	0.04	0.04
Depreciation & Amortization	0.23	0.23	0.90	0.90
Funds From Operations per share	$0.22	$0.24	$0.96	$1.00

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 14, 2018 at 10:00 a.m. (ET) to discuss the fourth quarter and year end 2017 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future,  expectations for FFO and net income (loss) in future periods, expectations for growth and leasing activities in future periods, prospects for long-term sustainable growth and the timing and impact of the substantially competed 801 Marquette Avenue property, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income (Loss)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2017	2016	2017	2016

Revenue:
Rental	$65,555	$64,611	$267,265	$244,349
Related party revenue:
Management fees and interest income from loans	1,271	1,357	5,285	5,465
Other	9	20	38	74
Total revenue	66,835	65,988	272,588	249,888

Expenses:
Real estate operating expenses	18,720	18,209	71,212	65,335
Real estate taxes and insurance	9,961	10,618	45,841	40,140
Depreciation and amortization	25,659	24,957	101,258	93,052
General and administrative	3,665	3,683	13,471	14,126
Interest	8,657	6,931	32,387	26,548
Total expenses	66,662	64,398	264,169	239,201

Income before equity in losses of non-consolidated REITs, other, gain (loss) on sale of properties and properties held for sale, less applicable income tax and taxes	173	1,590	8,419	10,687
Equity in losses of non-consolidated REITs	(2,885)	(263)	(3,604)	(831)
Other	(2,096)	2,266	(1,878)	1,878
Gain (loss) on sale of properties and properties held for sale, less applicable income tax	(21)	(1,772)	(18,481)	(2,938)

Income (loss) before taxes on income	(4,829)	1,821	(15,544)	8,796
Taxes on income	103	92	400	418
Net income (loss)	$(4,932)	$1,729	$(15,944)	$8,378

Weighted average number of shares outstanding, basic and diluted	107,231	107,231	107,231	102,843

Net income (loss) per share, basic and diluted	$(0.05)	$0.02	$(0.15)	$0.08

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2017	2016
Assets:
Real estate assets:
Land	$191,578	$196,178
Buildings and improvements	1,811,631	1,822,183
Fixtures and equipment	5,614	4,136
	2,008,823	2,022,497
Less accumulated depreciation	376,131	337,228
Real estate assets, net	1,632,692	1,685,269
Acquired real estate leases, less accumulated amortization of $109,771 and $112,441, respectively	86,520	125,491
Investment in non-consolidated REITs	70,164	75,165
Asset held for sale	—	3,871
Cash and cash equivalents	9,773	9,335
Restricted cash	46	31
Tenant rent receivables, less allowance for doubtful accounts of $250 and $100, respectively	3,123	3,113
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	53,194	50,930
Prepaid expenses and other assets	8,387	5,231
Related party mortgage loan receivables	71,720	81,780
Other assets: derivative asset	13,925	12,907
Office computers and furniture, net of accumulated depreciation of $1,420 and $1,277, respectively	289	313
Deferred leasing commissions, net of accumulated amortization of $22,276 and $18,301, respectively	40,679	34,697
Total assets	$1,990,512	$2,088,133

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$78,000	$280,000
Term loans payable, less unamortized financing costs of $5,099 and $4,783, respectively	764,901	765,217
Series A & Series B Senior Notes, less unamortized financing costs of $1,308	198,692	—
Accounts payable and accrued expenses	61,039	57,259
Accrued compensation	3,641	3,784
Tenant security deposits	5,383	5,355
Other liabilities: derivative liabilities	1,759	5,551
Acquired unfavorable real estate leases, less accumulated amortization of $7,638 and $8,422, respectively	5,805	8,923
Total liabilities	1,119,220	1,126,089

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,457	1,356,457
Accumulated other comprehensive loss	12,166	5,478
Accumulated distributions in excess of accumulated earnings	(497,342)	(399,902)
Total stockholders’ equity	871,292	962,044
Total liabilities and stockholders’ equity	$1,990,512	$2,088,133

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$(15,944)	$8,378
Adjustments to reconcile net income or loss to net cash provided by operating activities:
Depreciation and amortization expense	103,743	95,243
Amortization of above and below market leases	(1,031)	(496)
Equity in losses of non-consolidated REITs	3,604	831
Hedge ineffectiveness	1,878	(1,878)
(Gain) loss on sale of properties and properties held for sale, less applicable income tax	18,481	2,938
Increase in allowance for doubtful accounts	150	(30)
Changes in operating assets and liabilities:
Restricted cash	(15)	(8)
Tenant rent receivables	(160)	(185)
Straight-line rents	(1,767)	(1,977)
Lease acquisition costs	(2,052)	(1,095)
Prepaid expenses and other assets	(403)	(721)
Accounts payable, accrued expenses and other items	3,870	5,751
Accrued compensation	(143)	58
Tenant security deposits	28	526
Payment of deferred leasing commissions	(14,309)	(12,965)
Net cash provided by operating activities	95,930	94,370
Cash flows from investing activities:
Property acquisitions	—	(221,119)
Acquired real estate leases	—	(51,509)
Property improvements, fixtures and equipment	(54,187)	(37,407)
Office computers and furniture	(119)	(83)
Distributions in excess of earnings from non-consolidated REITs	1,396	1,023
Repayment of related party mortgage loan receivable	10,060	39,861
Investment in related party mortgage loan receivable	—	(3,000)
Proceeds received on sales of real estate assets	37,756	27,262
Net cash used in investing activities	(5,094)	(244,972)
Cash flows from financing activities:
Distributions to stockholders	(81,496)	(77,481)
Proceeds from equity offering	—	83,511
Offering costs	—	(609)
Borrowings under bank note payable	75,000	175,000
Repayments of bank note payable	(277,000)	(185,000)
Borrowing of Series A & Series B Senior Notes	200,000	—
Borrowing of term loan payable	—	150,000
Deferred financing costs	(6,902)	(3,647)
Net cash provided by (used in) financing activities	(90,398)	141,774
Net increase (decrease) in cash and cash equivalents	438	(8,828)
Cash and cash equivalents, beginning of year	9,335	18,163
Cash and cash equivalents, end of period	$9,773	$9,335

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2018	1,038,265	10.6%
2019	1,207,011	12.3%
2020	871,386	8.9%
2021	835,063	8.6%
2022	1,217,165	12.5%
Thereafter (2)	4,593,094	47.1%
	9,761,984	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,006,890 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2017
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$540,638	33.5%	2,608	26.7%
Texas	9	348,988	21.7%	2,417	24.8%
Georgia	5	324,615	20.1%	1,967	20.2%
Minnesota (a)	2	94,552	5.9%	620	6.3%
Virginia	4	86,765	5.4%	685	7.0%
North Carolina	2	52,124	3.2%	322	3.3%
Missouri	2	49,397	3.1%	352	3.6%
Illinois	2	45,518	2.8%	373	3.8%
Florida	1	38,963	2.4%	213	2.2%
Indiana	1	30,438	1.9%	205	2.1%
Total	34	$1,611,998	100.0%	9,762	100.0%

(a)	Excludes approximately $20,694, which is our investment in a property that was redeveloped and is classified as non-operating.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-17	30-Jun-17	30-Sep-17	31-Dec-17	31-Dec-17
Tenant improvements	$6,474	$5,363	$4,474	$4,166	$20,477
Deferred leasing costs	1,579	1,963	4,482	5,869	13,893
Non-investment capex	1,670	1,685	1,860	3,836	9,051
	$9,723	$9,011	$10,816	$13,871	$43,421

	For the Three Months Ended				Year Ended
	31-Mar-16	30-Jun-16	30-Sep-16	31-Dec-16	31-Dec-16
Tenant improvements	$1,929	$1,329	$3,325	$7,885	$14,468
Deferred leasing costs	1,613	4,966	2,247	3,783	12,609
Non-investment capex	438	1,052	2,211	1,842	5,543
	$3,980	$7,347	$7,783	$13,510	$32,620

Square foot & leased percentages	December 31,	December 31,
	2017	2016
Owned portfolio of commercial real estate
Number of properties (a)	34	36
Square feet	9,761,984	10,163,615
Leased percentage	89.7%	89.3%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,396,071
Leased percentage	75.3%	78.1%

Single Asset REITs (SARs) managed
Number of properties	4	5
Square feet	810,278	1,075,135
Leased percentage	93.0%	89.6%

Total owned, investments & managed properties
Number of properties	40	43
Square feet	11,968,333	12,634,821
Leased percentage	88.2%	88.1%
(a)	Excludes one property that was redeveloped and is classified as non-operating.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-17	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	73.5%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	78.0%	27.0%
			1,396,071	75.3%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-17	Leased (2)	31-Dec-17	Leased (2)

1	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
2	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
3	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	70.5%	70.5%	68.6%	69.8%
7	PARK TEN PHASE II	Houston, TX	156,746	1.4%	1.4%	1.4%	1.4%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	288,794	97.3%	90.2%	100.0%	100.0%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	98.6%	98.6%	96.2%	97.0%
13	LIBERTY PLAZA	Addison, TX	218,934	91.2%	91.2%	91.2%	91.2%
14	380 INTERLOCKEN	Broomfield, CO	240,358	85.9%	86.1%	86.2%	86.2%
15	390 INTERLOCKEN	Broomfield, CO	241,751	98.9%	98.9%	98.9%	98.9%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	63.4%	63.1%	61.1%	61.9%
	EAST BALTIMORE (3)	Baltimore, MD	—	75.5%	75.5%	(3)	(3)
19	LOUDOUN TECH	Dulles, VA	136,658	95.7%	95.7%	95.7%	95.7%
20	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
21	121 SOUTH EIGHTH ST	Minneapolis, MN	293,422	81.7%	78.9%	81.8%	81.9%
22	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
23	LEGACY TENNYSON CTR	Plano, TX	202,600	65.6%	65.6%	86.4%	79.1%
24	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
25	909 DAVIS	Evanston, IL	196,581	78.2%	78.4%	91.5%	82.6%
26	ONE RAVINIA DRIVE	Atlanta, GA	386,602	90.0%	90.0%	92.4%	90.8%
27	TWO RAVINIA	Atlanta, GA	411,047	77.3%	76.9%	75.3%	75.9%
28	WESTCHASE I & II	Houston, TX	629,025	87.3%	86.6%	87.7%	87.7%
29	1999 BROADWAY	Denver, CO	676,379	80.4%	78.0%	80.2%	81.5%
30	999 PEACHTREE	Atlanta, GA	621,946	99.1%	99.4%	95.1%	94.5%
31	1001 17th STREET	Denver, CO	655,413	91.3%	91.3%	96.8%	93.1%
32	PLAZA SEVEN	Minneapolis, MN	326,483	96.8%	96.3%	96.8%	96.8%
33	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
34	600 17th STREET	Denver, CO	598,231	90.1%	89.4%	87.1%	88.4%
	TOTAL WEIGHTED AVERAGE		9,761,984	88.7%	88.1%	89.7%	89.3%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was sold on October 20, 2017.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2017

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles IMS Healthcare Incorporated	259,531	2.6%
2	US Government	250,520	2.5%
3	CITGO Petroleum Corporation	248,399	2.5%
4	Newfield Exploration Company	234,495	2.3%
5	Eversheds Sutherland (US) LLP	222,422	2.2%
6	Centene Management Company, LLC	216,879	2.2%
7	Burger King Corporation	212,619	2.1%
8	EOG Resources, Inc.	174,215	1.7%
9	T-Mobile South, LLC dba T-Mobile	151,792	1.5%
10	Citicorp Credit Services, Inc.	146,260	1.5%
11	Petrobras America, Inc.	144,813	1.4%
12	Jones Day	140,342	1.4%
13	Argo Data Resource Corporation	140,246	1.4%
14	Vail Corp d/b/a Vail Resorts	132,229	1.3%
15	SunTrust Bank	127,500	1.3%
16	Federal National Mortgage Association	123,144	1.2%
17	Kaiser Foundation Health Plan	120,979	1.2%
18	Giesecke & Devrient America	112,110	1.1%
19	Northrup Grumman Systems Corp.	111,469	1.1%
20	ADS Alliance Data Systems, Inc.	107,698	1.1%
	Total	3,377,662	33.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income (Loss) to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2017	2016	2017	2016
Net income (loss)	$(4,932)	$1,729	$(15,944)	$8,378
(Gain) loss on sale of properties and properties held for sale, less applicable income tax	21	1,772	18,481	2,938
GAAP loss from non-consolidated REITs	2,885	263	3,604	831
FFO from non-consolidated REITs	708	714	3,173	3,041
Depreciation & amortization	25,569	24,565	100,227	92,556
NAREIT FFO	24,251	29,043	109,541	107,744
Hedge ineffectiveness	2,096	(2,266)	1,878	(1,878)
Acquisition costs of new properties	—	130	18	479
Funds From Operations (FFO)	$26,347	$26,907	$111,437	$106,345

Funds From Operations (FFO)	$26,347	$26,907	$111,437	$106,345
Reverse FFO from non-consolidated REITs	(708)	(714)	(3,173)	(3,041)
Distributions from non-consolidated REITs	355	332	1,396	1,023
Amortization of deferred financing costs	667	535	2,485	2,191
Straight-line rent	254	117	(1,767)	(1,977)
Tenant improvements	(4,166)	(7,885)	(20,477)	(14,468)
Leasing commissions	(5,869)	(3,783)	(13,893)	(12,609)
Non-investment capex	(3,836)	(1,842)	(9,051)	(5,543)
Adjusted Funds From Operations (AFFO)	$13,044	$13,667	$66,957	$71,921

Per Share Data
EPS	$(0.05)	$0.02	$(0.15)	$0.08
FFO	$0.25	$0.25	$1.04	$1.03
AFFO	$0.12	$0.13	$0.62	$0.70

Weighted average shares (basic and diluted)	107,231	107,231	107,231	102,843

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income (Loss)

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are non-operating, being developed or redeveloped, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-17	30-Sep-17	(Dec)	Change
Region
East	1,007	$3,917	$3,926	$(9)	(0.2)%
MidWest	1,550	4,940	4,476	464	10.4%
South	4,597	16,168	16,531	(363)	(2.2)%
West	2,608	11,352	11,337	15	0.1%
Same Store	9,762	36,377	36,270	107	0.3%

Acquisitions	—	—	—	—	—%
NOI* from the continuing portfolio	9,762	36,377	36,270	107	0.3%
Dispositions, Non-Operating, Development or Redevelopment	-	(77)	568	(645)	(1.8)%
NOI*	9,762	$36,300	$36,838	$(538)	(1.5)%

Sequential Same Store		$36,377	$36,270	$107	0.3%

Less Nonrecurring
Items in NOI* (a)		914	1,103	(189)	0.5%

Comparative
Sequential Same Store		$35,463	$35,167	$296	0.8%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Dec-17	30-Sep-17
Net income (loss)	$(4,932)	$1,903
Add (deduct):
(Gain) loss on sale of properties and property held for sale, less applicable income taxes	21	257
Hedge ineffectiveness	2,096	(67)
Management fee income	(756)	(791)
Depreciation and amortization	25,659	24,988
Amortization of above/below market leases	(90)	(86)
General and administrative	3,665	3,286
Interest expense	8,657	8,258
Interest income	(1,133)	(1,134)
Equity in losses of non-consolidated REITs	2,885	121
Non-property specific items, net	228	103

NOI*	$36,300	$36,838

(a)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.